UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2008
__________

HOOKER FURNITURE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)

440 East Commonwealth Boulevard,
Martinsville, Virginia	24112	(276) 632-0459
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2008, Hooker Furniture Corporation approved the amendment and restatement of the Company’s Supplemental Retirement Income Plan. The amendments to the Plan will take effect December 31, 2008. The changes to the Plan include:

•
A multi-track system for Plan participation. The Plan’s Administrative Committee will be authorized to designate additional management or highly-compensated employees to participate in the Plan, subject to review by the Company’s Board or Compensation Committee. Plan participants designated by the Administrative Committee will participate at reduced benefit levels compared to participants designated by the Company’s Board of Directors;

•
A revised, more restrictive, definition of “Change in Control”. This change was adopted to bring the Plan’s definition of “Change in Control” into compliance with tax law changes affecting non-qualified deferred compensation plans under Section 409A of the Internal Revenue Code and related regulations. “Change in Control” is presently defined under the Plan as the:

o	acquisition by an individual, entity or group of 40% or more of either the then outstanding shares of the Company’s common stock or the combined voting power of the Company’s outstanding securities;

o	replacement of a majority of the members of the Company’s Board of Directors whose appointment or election is not approved by a majority of the then current members of the Board; or

o
approval by the Company’s shareholders of a reorganization, merger or consolidation that results in a change of the holders of 50% or more of the then outstanding shares of the Company’s common stock and the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors or a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

Going forward “Change in Control” will mean the:

o	acquisition by a person or more than one person acting as a group of 50% or more of the combined voting power of the Company’s outstanding securities; or

o
replacement of a majority of the members of the Board of Directors within a twelve-consecutive-month period whose appointment or election is not endorsed by a majority of the then current members of the Board;

•	Administrative changes that permit certain non-executive employees of the Company to transfer to the Plan from another retirement benefit plan of the Company at comparable benefit levels; and

•	Changes required by Internal Revenue Code Section 409A that will delay payments made to Plan participants who are key employees of the Company for six-months following their separation from service.

This summary of the terms of the amendments to the Plan is qualified in its entirety by reference to the text of the amended and restated Plan attached as Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	2008 Amendment and Restatement of the Hooker Furniture Corporation Supplemental Retirement Income Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ R. Gary Armbrister
R. Gary Armbrister
Chief Accounting Officer
Date: November 19, 2008

Exhibit List

Exhibit	Description

10.1	2008 Amendment and Restatement of the Hooker Furniture Corporation Supplemental Retirement Income Plan